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Exhibit 4.19


                             CENTRAL WIRELESS, INC.
                            4333 South Tamiami Trail
                                    Suite E
                            Sarasota, Florida 33231



                                November 5, 2002




AJW Partners, LLC
New Millennium Capital Partners II, LLC
AJW Offshore, Ltd. (f/k/a AJW/New Millennium Offshore, Ltd.)
AJW Qualified Partners, LLC (f/k/a Pegasus Capital Partners, LLC)
1044 Northern Boulevard
Suite 302
Roslyn, NY  11576

        Re: CENTRAL WIRELESS INC. (f/k/a e resources inc) (THE "COMPANY") - AMENDMENT OF STOCK PURCHASE WARRANTS

Gentlemen:

         This letter will set forth the agreement of the parties hereto to amend certain stock purchase warrants (collectively, the "Warrants") to purchase shares of the Company's common stock, par value $.001 per share, issued by the Company on March 29, 2002 to the investors listed on the signature page hereto (collectively, the "Investors") pursuant to that certain letter agreement dated March 29, 2002 by and among the parties hereto.

         By execution hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the exercise price of all of the Warrants owned by the Investors shall be amended as of the date hereof to be equal to $.05 per share.

         The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Investors may reasonably request in order to carry out the intent and accomplish the purposes of this letter agreement, including without limitation the issuance of amended warrants, if requested by the Investors.



                            [Signature Page Follows]

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         Please signify your agreement with the foregoing by signing a copy of this letter where indicated and returning it to the undersigned.


                                                Sincerely,

                                                CENTRAL WIRELESS INC.


                                                /s/ Kenneth W. Brand
                                                --------------------------------
                                                Kenneth W. Brand
                                                Chief Executive Officer
ACCEPTED AND AGREED:

AJW PARTNERS, LLC
By:     SMS GROUP, LLC, its Manager


By: /s/ Corey S. Ribotsky
    --------------------------------
        Corey S. Ribotsky
        Manager

NEW MILLENNIUM CAPITAL PARTNERS II, LLC
By:     FIRST STREET MANAGER II, LLC, its Manager


By: /s/ Corey S. Ribotsky
    --------------------------------
        Corey S. Ribotsky
        Manager

AJW OFFSHORE, LTD
By:     FIRST STREET MANAGER II, LLC, its Manager


By: /s/ Corey S. Ribotsky
    --------------------------------
        Corey S. Ribotsky
        Manager

AJW QUALIFIED PARTNERS, LLC
By:     AJW MANAGER, LLC, its Manager


By: /s/ Corey S. Ribotsky
    --------------------------------
        Corey S. Ribotsky
        Manager